EXHIBIT 3.1
                     The Commonwealth of Massachusetts
                OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                      MICHAEL JOSEPH CONNOLLY, SECRETARY
                   ONE ASHBURTON PLACE, BOSTON, MASS. 02108
                           ARTICLES OF ORGANIZATION
                            (UNDER G.L. CH. 156B)
                                INCORPORATORS

     NAME                                                 POST OFFICE ADDRESS
     -----                                                -------------------

Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

Louise E. Colby                    Suite 2300
                                   225 Franklin Street
                                   Boston, MA  02110






     The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

     1.  The name by which the corporation shall be known is:

                              1200 Capital Corporation

     2.  The purpose for which the corporation is formed is as follows:

     (a) To purchase and sell accounts receivable, commercial paper and other securities.

     (b) To carry on any manufacturing, mercantile, selling, management, service or other business, operation or activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of The Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.








Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.


3. The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:



                              WITHOUT PAR VALUE                   WITH PAR VALUE
     CLASS OF STOCK           NUMBER OF SHARES        NUMBER OF SHARES   PAR VALUE      AMOUNT
     --------------           ----------------        ----------------   ---------      ------
         PREFERRED                                                                      $

          COMMON                                          250,000         1.00           $250,000





*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

               Not Applicable




*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

               None










*6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:



               See Attached










*If there are no provisions state "None".





Article 6
-----------------------
Other Lawful Provisions



     (a) The corporation may carry on any business, operation or activity referred to in Article 2 to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or a joint venture or other arrangement with any corporation, association, trust, firm or individual.

     (b) The corporation may carry on any business, operation or activity through a wholly or partly owned subsidiary.

     (c) The corporation may be a partner in any business enterprise which it would have power to conduct by itself.

     (d) The directors may make, amend or repeal the bylaws in whole or in part, except with respect to any provision thereof which by law or the bylaws requires action by the stockholders.

     (e) Meetings of the stockholders may be held anywhere in the United
States.

     (f) No stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

     (g) The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be paid-in surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be paid-in surplus.
All surplus shall be available for any corporate purpose, including the payment of dividends.

     (h) The purchase or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stock-holder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

     (i) The directors shall have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this corporation individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any of such directors, officers, stockholders or individuals has any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of this corporation, and

     (1) such contract, transaction or act shall not be in any way invalidated or otherwise affected by that fact;

     (2) no such director, officer, stockholder or individual shall be liable to account to this corporation for any profit or benefit realized through any such contract, transaction or act; and

     (3) any such director of this corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

provided, however, that any contract, transaction or act in which any director or officer of this corporation is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of this corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of this corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested, to whom the nature of such interest has been disclosed and who have made any findings required by law;

     the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern;

     the term "concern" meaning any corporation, association, trust, partnership, firm, person or other entity other than this corporation; and

     the phrase "subsidiary or affiliate" meaning a concern in which a majority of the directors, trustees, partners or controlling persons is elected or appointed by the directors of this corporation, or is constituted of the directors or officers of this corporation.

To the extent permitted by law, the authorizing or ratifying vote of the holders of a majority of the shares of each class of the capital stock of this corporation outstanding and entitled to vote for directors at any annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction or act) shall validate any contract, transaction or act of this corporation, or of the board of directors or any committee thereof, with regard to all stockholders of this corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under this corporation; provided, however, that

     A. with respect to the authorization or ratification of contracts, transactions or acts in which any of the directors, officers or stockholders of this corporation have an interest, the nature of such contracts, transactions or acts and the interest of any director, officer or stockholder therein shall be summarized in the notice of any such annual or special meeting, or in a state-ment or letter accompanying such notice, and shall be fully disclosed at any such meeting;

     B. the stockholders so voting shall have made any findings required by law;

     C. stockholders so interested may vote at any such meeting except to the extent otherwise provided by law; and

     D. any failure of the stockholders to authorize or ratify such contract, transaction or act shall not be deemed in any way to invalidate the same or to deprive this corporation, its directors, officers or employees of its or their right to proceed with such contract, transaction or act.

No contract, transaction or act shall be avoided by reason of any provision of this paragraph (i) which would be valid but for such provision or provisions.

     (j) The corporation shall have all powers granted to corporations by the laws of The Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.



7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date (not more than 30 days after the date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

     a. The post office address of the initial principal office of the corporation of Massachusetts is:

          Suite 230, 225 Franklin Street, Boston, MA 02110

     b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:


    NAME                RESIDENCE               POST OFFICE ADDRESS

PRESIDENT:
  Louise E. Colby     11 Cazenove Street        Suite 2300, 225 Franklin St.
                      Boston, MA 02116          Boston, MA 02110

TREASURER:
  Judith L Stevens    19 St. Germain Street     Suite 2300, 225 Franklin St.
                      Quincy, MA 02169          Boston, MA 02110

CLERK:
  Judith L. Stevens   Above                     Above

DIRECTORS:
  Louise E. Colby     Above                     Above

  Judith L. Stevens   Above                     Above


     c. The date initially adopted on which the corporation's fiscal year ends is:

               September 30

     d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

               first Tuesday of March

     e.   The name and business address of the resident agent, if any, of
          the corporation is:   Not Applicable



IN WITNESS WHEREOF and under the penalties of perjury and INCORPORATOR(S) sign(s) these Articles of Organization this 20th day of October 1983.

          /s/ Louise E. Colby
          -------------------------------------------------------------

          -------------------------------------------------------------

          -------------------------------------------------------------

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.




                               THE COMMONWEALTH OF MASSACHUSETTS


                                   ARTICLES OF ORGANIZATION

                          GENERAL LAWS, CHAPTER 156B, SECTION 12
                          --------------------------------------
                           --------------------------------------



                          I hereby certify that, upon an examination of
                    the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 24th day of October 1983.

            Effective date

                        /s/ Michael Joseph Conolly

                        MICHAEL JOSEPH CONNOLLY
                             Secretary of State




                  PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT
                            TO BE FILLED IN BY CORPORATION




               TO:

                    David M. Donaldson, Esq.
                    Ropes & Gray
                    225 Franklin Street
                    Boston, MA 02110


          Telephone:(617) 423-6100



                         FILING FEE: 1/20 of 1% of the total
                    amount of the authorized capital stock
                    with par value, and one cent a share for all authorized shares without par value, but not less than $125. General Laws, Chapter 156B. Shares of stock with a par value less than one dollar shall be deemed to have par value of one dollar per share.

                                                 Copy Mailed







                     THE COMMONWEALTH OF MASSACHUSETTS
                OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                      MICHAEL JOSEPH CONNOLLY, SECRETARY
                   ONE ASHBURTON PLACE, BOSTON, MASS. 02108
                                                       FEDERAL IDENTIFICATION
                                                       NO.     04-2804883
                                                         ------------------

                            ARTICLES OF AMENDMENT

                    General Laws, Chapter 156B, Section 72

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.


                            --------------------

We,  Louise E. Colby                                          , President and
     Alice Rettagliati                                             , Clerk of



             1200 Capital Corporation
------------------------------------------------------------------------------
                                           (Name of Corporation)

located at Suite 2300, 225 Franklin Street, Boston, MA 02110 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on July 24, 1986, by a vote of

  1000    shares of   Common Stock   out of     1000    shares outstanding,
----------           ----------------        -----------
                     (Class of Stock)

        shares of                  out of        shares outstanding, and
-------           ----------------         -----
                  (Class of Stock)

           shares of                  out of             shares outstanding,
----------           ----------------        -----------
                     (Class of Stock)

          being at least a majority of each class outstanding and entitled to vote thereon:1















1  For amendments adopted pursuant to Chapter 156B, Section 70.

Note: if the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.





TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:



The total presently authorized is:






                                     NO PAR VALUE                   WITH PAR VALUE             PAR
       KIND OF STOCK               NUMBER OF SHARES                NUMBER OF SHARES           VALUE
          COMMON

        PREFERRED






CHANGE the total to:





                                     NO PAR VALUE                   WITH PAR VALUE             PAR
       KIND OF STOCK               NUMBER OF SHARES                NUMBER OF SHARES           VALUE

          COMMON

         PREFERRED








     Article I of the Articles of Organization of 1200 Capital Corporation is hereby amended so that it reads in its entirety as follows:

     "The name by which the corporation shall be known is Firestone Consumer Funding Corporation."
















     The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 24th day of July, in the year 1986


     /s/ Louise E. Colby                             President
---------------------------------------------------


    /s/ Alice Rettagletti                            Clerk
---------------------------------------------------










                      THE COMMONWEALTH OF MASSACHUSETTS



                            ARTICLES OF AMENDMENT

                   (General Laws, Chapter 156B, Section 72)

                   I hereby approve the within articles of
                amendment and, the filing fee in the amount of $75.00 having been paid, said articles are deemed to have been filed with me this 24th day of July, 1986.




                              /s/ Michael Joseph Conolly


                              MICHAEL JOSEPH CONNOLLY
                                 Secretary of State











                        TO BE FILLED IN BY CORPORATION

                      PHOTO COPY OF AMENDMENT TO BE SENT


                    TO:

                         David M. Donaldson, Esq.
                         Ropes & Gray
                         225 Franklin Street
                         Boston, MA 02110

               Telephone:(617) 423-6100

                                        COPY MAILED








                      THE COMMONWEALTH OF MASSACHUSETTS
                                                       FEDERAL IDENTIFICATION
                                                       NO.
                                                         ------------------
                           MICHAEL JOSEPH CONNOLLY
                              Secretary of State
                             ONE ASHBURTON PLACE
                             BOSTON, MASS. 02108
                                                       FEDERAL IDENTIFICATION
                                                       NO.
                                                         ------------------
                              ARTICLES OF MERGER

              Pursuant to General Laws, Chapter 156B, Section 79

  The fee for filing this certificate is prescribed by General Laws, Chapter
               156B, Section 114. Make checks payable to the Commonwealth of Massachusetts.

                             *     *      *     *

MERGER OF                                                          #042804883
                                       Firestone Consumer Funding Corporation

                                                                   #133205598
                                       Firestone Retail Credit Corporation

                                                 the constituent corporations

                                                 into

                                       Firestone Consumer Funding Corporation


the surviving corporation organized under the laws of Massachusetts as specified in the agreement referred to in Paragraph 1 below.

   The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

     1. An agreement of merger has been duly adopted in compliance with the requirements of subsections (b) and (c) of General Laws, Chapter 156B,
Section 79, and will be kept as provided by subsection (c) thereof. The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

     2. The effective date of the merger determined pursuant to the agreement referred to in paragraph 1 shall be October 3, 1989 (12:05 EDST)

     3.  (For a merger)
     * The following amendments to the articles of organization of the SURVIVING corporation to be effected pursuant to the agreement of merger referred to in paragraph 1 are as follows: Article I of the Articles of Organization of the SURVIVING corporation is hereby amended so that it reads in its entirety as follows:
     "The name by which the corporation shall be known is "Firestone
Retail Credit Corporation".

     * If there are no provisions state "NONE".

Note: If the space provided under article 3 is insufficient, additions shall be set forth on separate 8 1/2 x 11 inch sheets of paper, leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.




     (b) The total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized is as follows:






                               WITHOUT PAR VALUE             WITH PAR VALUE
       CLASS OF STOCK           NUMBER OF SHARES        NUMBER OF SHARES   PAR VALUE      AMOUNT

          Preferred                                                                      $

           Common





   *(c) If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.

     None

   *(d) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, for restrictions upon the transfer of shares of stock of any class, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

     None



4. (This paragraph 4 may be deleted if the surviving corporation is organized under the laws of a state other than Massachusetts.)

The following information shall not for any purpose be treated as a permanent part of the articles of organization of the surviving corporation.

     (a) The post office address of the principal office of the surviving corporation in Massachusetts is:
          Room 3434, One International Place, Boston, MA  02110-2624


     (b) The name, residence and post office address of each of the directors and President, Treasurer and Clerk of the surviving corporation is as follows:


             Name                           Residence                      Post Office Address

President    Steven M. Loring          151 Tremont St., Boston, MA                 Same

Treasurer    Ilene T. Johnson          8 Milford St., Boston, MA                   Same

Clerk        Ilene T. Johnson          8 Milford St., Boston, MA                   Same

Directors    Steven M. Loring          151 Tremont St., Boston, MA                 Same
             Ilene T. Johnson          8 Milford St., Boston, MA                   Same
             Nancy I. DePasquale       0 Buttonwood Lane, Peabody, MA              Same
                    (Smith)




     (c) The date adopted on which the fiscal year of the surviving corporation ends is: September 30
                      ------------


     (d) The date fixed in the by-laws for the Annual Meeting of stockholders of the surviving corporation is: first Tuesday in March



*If there are no provisions state "None."


Note:     If the space provided under article 3 is insufficient, additions shall be set forth on separate 8 1/2 x 11 inch sheets of paper, leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.



5. DELETED (This paragraph 5 may be deleted if the surviving corporation is organized under the laws of Massachusetts)


















                        FOR MASSACHUSETTS CORPORATIONS

     The undersigned President and Clerk of Firestone Consumer Funding Corporation a corporation organized under the laws of Massachusetts further state under the penalties of perjury that the agreement of merger referred to in paragraph 1 has been duly executed on behalf of such corporation and duly approved in the manner required by General Laws, Chapter 156B, Section 79.


                 /s/ Steven M. Laring
               --------------------------------------------------- President
                      (signature of officer)
               --------------------------------------------------- Clerk





            FOR CORPORATIONS ORGANIZED OTHER THAN IN MASSACHUSETTS

     The undersigned    Vice President     + and    Secretary     ++ of
                     ----------------------      -----------------
 Firestone Retail Credit Corporation    a corporation organized under the
---------------------------------------
laws of    Delaware      further state under the penalties of perjury that
        ----------------
the agreement of merger referred to in paragraph 1, has been duly adopted by such corporation in the manner required by the laws of Delaware
                                                          --------


              (signature of officer)                Vice President
          ----------------------------------------
               (                    )                Secretary
          ----------------------------------------

+    Specify the officer having powers and duties corresponding to those of the President or Vice President of a Massachusetts corporation organized under General Laws, Chapter 156B.

++   Specify the officer having power and duties corresponding to the

Clerk or Assistant Clerk of such a Massachusetts corporation.





                      THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF MERGER
                   (General Laws, Chapter 156B, Section 79)



     I hereby approve the within articles of merger and, the filing fee in the amount of $250.00 having been paid, said articles are deemed to have been filed with me this 2nd day of October, 1989.



Effective Date   October 3rd, 1989



                                                   MICHAEL JOSEPH CONNOLLY
                                                      Secretary of State












                        TO BE FILLED IN BY CORPORATION
                  Photocopy of Articles of Merger To Be Sent


                    TO:



                         Thomas B. Draper, Esq.
                         Ropes & Gray
                         One International Place
                         Boston, MA 02110-2624

               Telephone:(617) 951-7000

                                        COPY MAILED